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                                                                   EXHIBIT 10(b)






                             MYERS INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
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                             MYERS INDUSTRIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN



         Myers Industries, Inc., an Ohio corporation (hereinafter referred to as the "Company"), hereby adopts the Myers Industries, Inc. Employee Stock Purchase Plan (hereinafter referred to as the "Plan") which shall contain the following terms and conditions:

         1.      PURPOSE

         The Plan is intended as an incentive to encourage stock ownership in the Company by all employees of the Company and its affiliates so that they may acquire or increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company.

         2.      TERM OF THE PLAN

         The Plan will continue from year to year but it may be modified or discontinued by the Company at any time.

         3.      ADMINISTRATION

         The Plan will be administered by a committee appointed by the Board of Directors of the Company (hereinafter referred to as the "Committee"). The Committee shall consist of not less than three (3) members of the Company's Board of Directors. The Board of Directors may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Acts of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

         The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

         4.      ELIGIBILITY

         All employees of the Company, or any of its affiliates, who have been continuously in the employment of the Company, or any of its affiliates, for a period of at least one (1) year shall be eligible to participate in the Plan (hereinafter referred to as "Eligible Employees").
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         5.  STOCK

         The stock subject to the Plan shall be shares of the Company's authorized but unissued common stock without par value (hereinafter referred to as the "Common Stock") or shares of the Common Stock held as treasury shares by the Company. The aggregate number of shares that may be purchased under this Plan shall not exceed 65,000 shares of Common Stock.

         6.  PARTICIPATION

         Eligible Employees who wish to participate in the Plan shall execute a form to be furnished by the Company indicating that they authorize and instruct the Company to deduct from their weekly or semi-monthly pay a specified amount, to be applied to the purchase of the Company's Common Stock for each individual's account. Payroll deductions may not be less than Five and no/100ths Dollars ($5.00) per week and not more than ten percent (10%) of the Eligible Employee's salary and wages. Payroll deductions may be made in whole dollar amounts only and the amount of payroll deductions may be changed or terminated by the participant at any time subject to the limitations set forth above. Payroll deductions, or revisions thereto, will be effective and will commence with pay checks issued not later than the second pay period following receipt of the participant's signed payroll deduction authorization or notice.

         7.  PURCHASE OF STOCK

         During the term of this Plan and on the last day of each calendar quarter, the Company shall apply the funds received from each participating Eligible Employee during the quarter towards the purchase from the Company of Common Stock. The purchase price to be paid to the Company for each share of Common Stock purchased under the Plan shall be ninety percent (90%) of the fair market value of a share of Common Stock as indicated by the closing price of a share of Common Stock as quoted by the American Stock Exchange at the close of business on the last day of the quarter. The funds allocated to each participant in the Plan shall be applied toward the purchase of the greatest number of whole shares of Common Stock that can be purchased using the purchase price determined in accordance with this Paragraph. If the funds allocated to a participant are not sufficient to purchase a whole share of Common Stock or if the funds allocated to a participant are not evenly divisible into the purchase price of whole shares of Common Stock, the participants funds or the balance remaining after purchase of the greatest number of whole shares of Common Stock, as the case may be, will be retained by the Company in a non-interest bearing suspense account until the last day of the next quarter when such funds, along with any other funds received from the participant during the quarter, shall be applied towards the purchase of Common Stock in accordance with this Paragraph. If the aggregate number of whole shares of Common Stock that may be purchased on the last day of the quarter would cause the aggregate number of shares of Common Stock purchased pursuant to this Plan during its term to exceed the limit set forth in Paragraph 5 of this Plan, the number of shares that may be purchased by the Company on behalf of the participants shall be reduced so that such limit is not exceeded. In such event, the shares purchased shall be allocated to a Plan participant in the same proportion as the funds held by the Company on behalf of the participant bears to the total of the funds held by the Company on behalf of all participants in
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the Plan and the balance of the funds credited to each participant shall be refunded to the participants.

         8.  ISSUANCE OF STOCK CERTIFICATES

         Stock certificates for Common Stock purchased by participants pursuant to this Plan, shall be issued in the name of the participant on or before the last day of the quarter following the quarter in which a purchase of Common Stock is made in the name of the participant.

         9.  RIGHTS OF A STOCKHOLDER

         A participant in this Plan shall have no rights as a stockholder in the Company with respect to any shares purchased pursuant to this Plan until the date of issuance of a stock certificate to him or her for the shares so purchased. No adjustment shall be made for dividends (ordinary, extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         10. TERMINATION

         In the event that a participant dies, terminates his or her employment with the Company or elects to withdraw from the Plan for any reason, or the Company discontinues the Plan, all shares of Common Stock standing in the name of the participant or purchased on behalf of the participant prior to such event, shall be transferred to the participant or to his order, or in the event of the participant's death, to the participant's legal representative. Cash held in the name of participant that has not been used to purchase Common Stock will promptly be refunded to the participant or to his legal representative, as the case may be.

         11. AMENDMENT TO THE PLAN

         The Board of Directors of the Company may, in their sole discretion and to the extent permitted by law, from time to time, amend, revise or discontinue the Plan in any respect whatsoever.

         12. APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock to participants in the Plan will be used for general corporate purposes.

         13. GOVERNING LAW

         This Plan shall be construed under and governed by the laws of the State of Ohio.
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         14. CONSTRUCTION

         In the event that any of the provisions of this Plan are determined to be void or unenforceable by a court of competent jurisdiction, this Plan shall not become void in its entirety as a result of such determination, but shall be construed as if such void or unenforceable provision was not originally a part of the Plan.

         15. SUCCESSORS

         This Plan shall be binding upon the Company and the participants and their respective heirs, successors, legal representatives, administrators and assigns.

         IN WITNESS WHEREOF, the Company has caused the Plan to be duly executed the day and year above first written.


                                        MYERS INDUSTRIES, INC.



                                        By: /s/ Stephen E. Myers
                                            -----------------------------
                                                Its President

                                        Attest: /s/ Milton I. Wiskind
                                                -------------------------